EXHIBIT 99.1

Crexendo Announces First Quarter 2023 Results

PHOENIX, AZ / ACCESSWIRE / May 9, 2023 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business, today announced financial results for the first quarter ended March 31, 2023.

First Quarter Financial highlights:

•	Total revenue increased 53% year-over-year to $12.5 million
•	GAAP net loss of $(1.6) million, or $(0.06) per basic and diluted common share
•	Non-GAAP net income of $625,000, or $0.02 per basic and diluted common share

Financial Results for the First Quarter of 2023

Consolidated total revenue for the first quarter of 2023 increased 53%, or $4.3 million, to $12.5 million compared to $8.2 million for the first quarter of 2022. The Allegiant Networks business acquisition contributed $3.1 million to the consolidated total revenue in the first quarter of 2023.

Consolidated service revenue for the first quarter of 2023 increased 63%, or $2.8 million, to $7.2 million compared to $4.4 million for the first quarter of 2022. The Allegiant Networks business acquisition contributed $2.6 million to the consolidated service revenue in the first quarter of 2023.

Consolidated software solutions revenue for the first quarter of 2023 increased 26%, or $840,000, to $4.1 million compared to $3.3 million for the first quarter of 2022.

Consolidated product revenue for the first quarter of 2023 increased 149%, or $733,000, to $1.2 million compared to $492,000 for the first quarter of 2022. The Allegiant Networks business acquisition contributed $526,000 to the consolidated product revenue in the first quarter of 2023.

Consolidated operating expenses for the first quarter of 2023 increased 47%, or $4.5 million, to $14.1 million compared to $9.6 million for the first quarter of 2022. The Allegiant Networks business acquisition contributed $3.4 million to the consolidated operating expenses in the first quarter of 2023.

The Company reported net loss of $(1.6) million for the first quarter of 2023, or a $(0.06), loss per basic and diluted common share, compared to net loss of $(1.2) million, or $(0.05) loss per basic and diluted common share for the first quarter of 2022.

Non-GAAP net income of $625,000 for the first quarter of 2023, or $0.02 per basic and diluted common share, compared to non-GAAP net income of $405,000 or $0.02 per basic and diluted common share, for the first quarter of 2022.

EBITDA for the first quarter of 2023 was $(666,000) compared to $(774,000) for the first quarter of 2022. Adjusted EBITDA for the first quarter of 2023 was $749,000 compared to $302,000 for the first quarter of 2022.

Total cash and cash equivalents at March 31, 2023 was $3.7 million compared to $5.7 million at December 31, 2022.

Cash used for operating activities for the first quarter of 2023 was $(1.6) million compared to $(1.7) million used for the first quarter of 2022. Cash used for investing activities for the first quarter of 2023 was $(9,000) compared to $(34,000) used for the first quarter of 2022. Cash used for financing activities for the first quarter of 2023 was $(203,000) compared to cash provided by financing activities of $3,000 for the first quarter of 2022.

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“Our strong topline performance in the first quarter was the result of continued execution from our legacy business as well as our recent acquisitions,” said Crexendo Chief Executive Officer Jeff Korn. “We had very strong organic growth in our Software Solutions segment of 26% year over year as we continue to see strong demand for our platform offering. We remain concentrated on successfully integrating the acquired companies and are leading new initiatives designed to drive even greater organic growth and bottom line results for our combined organization. At the same time, we continue to make great strides in improving the operational efficiency of our business as we build a lean infrastructure that is capable of supporting our growth goals.”

“Product-wise, we have continued to increase both the quality and quantity of our offerings, supporting our expanded sales efforts to drive additional revenues through new sales to new customers and add-on sales to existing customers. Entering the second quarter, we are prioritizing the profitability of the business and are cutting expenses where necessary to maintain a strong financial footing. We look forward to building on our momentum and further cementing our position as a leading provider in the UCaaS industry. I am convinced we are on the right track and our results will be very impressive.”

Conference Call

Crexendo management will hold a conference call today, May 9, 2023, at 4:30 PM Eastern time to discuss these results.

Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 877-545-0320

International Participants: 973-528-0002

Participant Access Code 467307

Please dial in five minutes prior to the beginning of the call at 4:30 PM EDT and reference the Crexendo earnings call.

A replay of the call will be available until May 16, 2023 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 48273.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business. Our solutions currently support over three million end users globally.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) believing the topline performance in the first quarter was the result of continued execution from our legacy business as well as  recent acquisitions; (ii) remaining concentrated on successfully integrating the acquired companies and leading new initiatives designed to drive greater organic growth and bottom line results for our combined organization; (iii) continuing to make great strides in improving the operational efficiency of the business and building a lean infrastructure that is capable of supporting  growth; (iv) increasing  both the quality and quantity of  offerings, supporting  expanded sales efforts to drive additional revenues through new sales to new customers and add-on sales to existing customers; (v) prioritizing the profitability of the business and cutting expenses where necessary to maintain a strong financial footing; (vi) looking forward to building on the momentum and further cementing its position as a leading provider in the UCaaS industry and (vii) is on the right track and the results will be very impressive.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company’s Form 10-K for the year ended December 31, 2022, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

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Contacts

Company Contact:

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

Investor Relations Contact:

Gateway Investor Relations

Matt Glover and Tom Colton

949-574-3860

CXDO@gatewayir.com

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CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$3,688	$5,475
Trade receivables, net of allowance of $187 and $131, respectively	3,789	3,297
Inventories	639	679
Equipment financing receivables, net of allowance of $42 and $0, respectively	661	635
Contract costs	933	841
Property and equipment, held for sale	2,333	-
Prepaid expenses	621	431
Other current assets	495	674
Total current assets	13,159	12,032

Contract assets, net of allowance of $31 and $0, respectively	292	318
Long-term equipment financing receivables, net of allowance of $85 and $0, respectively	1,341	1,255
Property and equipment, net	875	3,315
Operating lease right-of-use assets	987	1,081
Intangible assets, net	25,933	26,725
Goodwill	9,454	9,454
Contract costs, net of current portion	1,480	1,304
Other long-term assets	166	150
Total Assets	$53,687	$55,634

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$691	$1,206
Accrued expenses	4,295	4,890
Finance leases	83	95
Notes payable	511	420
Operating lease liabilities	355	363
Income tax payable	102	79
Contract liabilities	3,143	3,338
Total current liabilities	9,180	10,391

Contract liabilities, net of current portion	227	247
Finance leases, net of current portion	80	98
Notes payable, net of current portion	2,640	2,605
Line of credit	-	82
Operating lease liabilities, net of current portion	666	752
Total liabilities	12,793	14,175

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 25,972,604 shares issued and outstanding as of March 31, 2023 and 25,670,773 shares issued
and outstanding as of December 31, 2022	26	26
Additional paid-in capital	130,389	129,192
Accumulated deficit	(89,687)	(87,946)
Accumulated other comprehensive income	166	187
Total stockholders' equity	40,894	41,459

Total Liabilities and Stockholders' Equity	$53,687	$55,634

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended March 31,
	2023	2022
Service revenue	$7,158	$4,398
Software solutions revenue	4,108	3,268
Product revenue	1,225	492
Total revenue	12,491	8,158

Operating expenses:
Cost of service revenue	3,044	1,436
Cost of software solutions revenue	1,185	1,661
Cost of product revenue	839	317
Selling and marketing	3,809	2,584
General and administrative	3,997	3,249
Research and development	1,191	304
Total operating expenses	14,065	9,551

Loss from operations	(1,574)	(1,393)

Other income/(expense):
Interest expense	(42)	(19)
Other income/(expense), net	58	(9)
Total other income/(expense), net	16	(28)

Loss before income tax	(1,558)	(1,421)

Income tax benefit/(provision)	(24)	201

Net loss	$(1,582)	$(1,220)

Earnings per common share:
Basic	$(0.06)	$(0.05)
Diluted	$(0.06)	$(0.05)

Weighted-average common shares outstanding:
Basic	25,734,049	22,236,362
Diluted	25,734,049	22,236,362

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,582)	$(1,220)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	908	619
Allowance for credit losses	55	-
Share-based compensation	1,414	1,053
Changes in assets and liabilities:
Trade receivables	(548)	(525)
Contract assets	(5)	21
Equipment financing receivables	(239)	(90)
Inventories	40	(2)
Contract costs	(268)	(243)
Prepaid expenses	(190)	(241)
Income tax receivable	-	(166)
Other assets	163	14
Accounts payable and accrued expenses	(1,110)	(691)
Income tax payable	23	(24)
Contract liabilities	(215)	(243)
Net cash used for operating activities	(1,554)	(1,738)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(9)	(34)
Net cash used for investing activities	(9)	(34)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	278	-
Borrowing on line of credit, net	(82)	-
Repayments made on finance leases	(30)	(28)
Repayments made on notes payable	(152)	(19)
Proceeds from exercise of options	40	278
Dividend payments	-	(111)
Taxes paid on the net settlement of stock options and RSUs	(257)	(117)
Net cash provided by/(used for) financing activities	(203)	3
Effect of exchange rate changes on cash	(21)	(9)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,787)	(1,778)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	5,475	7,468

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$3,688	$5,690

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$-	$-
Interest expense	$(24)	$(19)
Supplemental disclosure of non-cash investing and financing information:
Transfer of property and equipment, net to property and equipment, held for sale	$2,333	$-

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CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(In thousands)

	Three Months Ended March 31,
	2023	2022
Revenue:
Cloud telecommunications services	$8,383	$4,890
Software solutions	4,108	3,268
Consolidated revenue	12,491	8,158

Loss from operations:
Cloud telecommunications services	(1,179)	(1,054)
Software solutions	(395)	(339)
Total operating loss	(1,574)	(1,393)
Other income/(expense), net:
Cloud telecommunications services	(39)	(18)
Software solutions	55	(10)
Total other income/(expense)	16	(28)
Loss before income tax provision:
Cloud telecommunications services	(1,218)	(1,072)
Software solutions	(340)	(349)
Loss before income tax provision	$(1,558)	$(1,421)

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Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration and amortization of intangibles. We define EBITDA as U.S. GAAP net income/(loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our May 9, 2023, earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)
	Three Months Ended March 31,
	2023	2022
U.S. GAAP net loss	$(1,582)	$(1,220)
Share-based compensation	1,414	1,053
Acquisition related expenses	1	23
Amortization of intangible assets	792	549
Non-GAAP net income	$625	$405

Non-GAAP earnings per common share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02

Weighted-average common shares outstanding:
Basic	25,734,049	22,236,362
Diluted	27,523,334	25,787,255

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)
	Three Months Ended March 31,
	2023	2022
U.S. GAAP net loss	$1,582)	$(1,220)
Depreciation and amortization	908	619
Interest expense	42	19
Interest and other expense/(income)	(58)	9
Income tax provision/(benefit)	24	(201)
EBITDA	(666)	(774)
Acquisition related expenses	1	23
Share-based compensation	1,414	1,053
Adjusted EBITDA	$749	$302

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